POWER OF ATTORNEY

Know by all these present, that the undersigned hereby constitutes and appoints Denise Smyth, CFO of First Century Bank, N.A., James Stevens of Kilpatrick, Townsend & Stockton LLP, or Quality Edgar Solutions as the undersigned’s true and lawful attorney-in-fact:

1)      To execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of:

First Century Bancorp, N.A. (the “Company”)
Employer Identification Number: 58-2554464
Street: 807 Dorsey Street
City: Gainesville
State: Georgia
Zip: 30501
Telephone Number: 770-297-8060

the SEC’s Form ID to obtain Edgar filing codes in addition to Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and Schedule 13D or G under the Securities Exchange Act of 1934 and the rules thereunder;

2)      To do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Form 3, 4, or 5, Schedule 13 D or G and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)      To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

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This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Schedule 13D or G with respect to the undersigned’s holding of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this

28th day of February, 2012.

By:	/s/ Richard T. Smith
Name:	Richard T. Smith
Title:	Director